SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

July 13, 2007
(Date of report)

SMARTS OIL AND GAS, INC.
(Exact Name of Registrant as Specified in its Charter)

NV	0-131224	20-4028175
(State of Incorporation)	(Commission File Number)	(IRS Employer ID)

4128 Merriman Loop Howell, MI 48843
(Address of Principal Executive Office)

(248) 321-0121
(Registrant’s Telephone Number, Including Area Code)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 9, 2007, the board of directors of Smarts Oil and Gas, Inc. elected Scott Masse to President. Mr. Masse is an accomplished entrepreneur and financial advisor with many years experience in the oil industry. Mr. Masse began his career at Smith Barney in Boston after graduating Boston College with a double concentration in finance and accounting. He has also worked for Legg Mason, First Union, and Wachovia Securities Financial Network leading to the establishment of Masse Wealth Management. He is the founder of Dynamic Natural Resources, an oil & gas producer, with holdings in the Appalachian and IL Basins. At Dynamic, Scott focused his efforts on building alliances with key Enhanced Oil Recovery companies and well stimulation providers. Mr. Masse is not party to any arrangement or understanding with any person pursuant to which Mr. Masse was selected as an officer; nor is Mr. Masse a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Daniel Seifer will remain with Smarts Oil and Gas as CEO and Chairman of the Board.

A copy of the press release announcing the election of Mr. Masse as President is included as an Exhibit to this filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
99.1	Press Release dated July 8, 2007 announcing new management

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smarts Oil and Gas, Inc.
/s/ Daniel Seifer
Dated: July 13, 2007	Daniel Seifer, CEO